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EXHIBIT 10.8

                            SECOND AMENDMENT TO LEASE


     This Second Amendment made as of 24th day of January, 1997 between CAMBRIDGEPARK ONE LIMITED PARTNERSHIP ("Landlord") and GENSYM CORPORATION ("Tenant").

                                   WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease dated January 1, 1995 as amended by a First Amendment to Lease dated December 2, 1996 for space located in the Building known as 125 CambridgePark Drive, Cambridge, Massachusetts (as amended, the "Lease"); and

     WHEREAS, Landlord and Tenant wish to amend the Lease as set forth herein for purposes of expanding the Premises which Tenant presently occupies.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

2. Landlord and Tenant acknowledge and agree that in accordance with the provisions of Section 2.1 of the Lease, the Premises were expanded effective on October 15, 1996 to include the Fifth Takedown Space. Accordingly, as of October 15, 1996, the Premises consisted of 51,901 rentable square feet.

3. The Premises shall be expanded to include 7,970 Rentable Square Feet located on the 3rd floor of the Building, being the cross-hatched area shown on EXHIBIT A (the "Expansion Premises") which shall be automatically included by Tenant for the purpose of conducting its business on March 1, 1997 (the "Expansion Premises Commencement Date"). The Expansion Premises shall be delivered by Landlord to Tenant, and accepted by Tenant from Landlord, "As Is", "Where Is", with all faults, and without representation warranty or guaranty of any kind from Landlord to Tenant, Tenant acknowledging that it has had a reasonable opportunity to inspect the Expansion Premises. Landlord shall, however, at Landlord's expense, construct any demising walls which are required in connection with the Expansion Premises, which construction shall be consistent with Building Standards. Tenant shall be given access to the Expansion Premises upon the approval by Landlord of Plans and Specifications for Tenant's occupancy thereof prepared by Tenant, such approval to be subject to the applicable provisions of the Lease, including Section 6.1.15. Tenant's entry upon and occupancy of the Expansion Premises prior the Expansion Premises Commencement Date shall be subject to all the terms and provisions of the Lease, other than the payment of Annual Rent for the Expansion Premises. Upon notice from Tenant to Landlord that the Expansion Premises have been

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substantially completed for Tenant's occupancy for the conduct of its business, together with a breakdown in reasonable detail of the out-of-pocket costs incurred by Tenant in so completing the Expansion Premises and invoices therefor, Landlord shall pay a Tenant Improvement Allowance equal to $12.50 per rentable square foot included in the Expansion Premises, plus architectural and engineering fees paid by Tenant in connection with the improvement of the Expansion Premises for Tenant's occupancy, but not to exceed the costs so incurred by Tenant.

4. In connection with the foregoing, effective on the Expansion Premises Commencement Date, Section 1.1 of the Lease shall be deemed amended by deleting the data which corresponds to the subject "Rentable Floor Area of Tenant's Space" and replacing it with the following:

    Approximately 59,871 rentable square feet (r.s.f.), consisting of (i) 33,172 rentable square feet being shown as cross-hatched area on EXHIBIT A and referred to herein as the "First Takedown Space" (as hereinafter defined), (ii) 10,208 rentable square feet being shown as cross-hatched area on EXHIBIT A and referred to herein as "Second Takedown Space" (as hereinafter defined), (iii) 3,642 rentable square feet being shown as cross-hatched area on EXHIBIT A and referred to herein as "Third Takedown Space" (as hereinafter defined), (iv) 4,879 rentable square feet being shown as a cross-hatched area on EXHIBIT A and referred to herein as the "Fifth Takedown Space" (as hereinafter defined) and
(v) 7,970 rentable square feet (r.s.f.), being shown as a cross-hatched area on EXHIBIT A and referred to herein as the "Expansion Premises" (as hereinafter defined) subject to expansion to include the second, third, fourth and sixth takedown spaces in accordance with Section 2.1 and Section 10.18 hereof. On the respective Substantial Completion Dates, such additional Takedown Spaces shall be automatically included in the Premises and in the Rentable Floor Area of Tenant's Space.

5. Section 1.1 of the Lease is hereby amended by inserting the following on page 2 just before the subject "Total Rentable Floor Area of the Building":

     EXPANSION PREMISES: Approximately 7,970 r.s.f., located on the 3rd floor of the Building, being the cross-hatched area shown on EXHIBIT A, which shall be automatically included in the Premises on the Expansion Premises Commencement Date in accordance with the Second Amendment to Lease between Landlord and Tenant.

6. Section 1.1 of the Lease is hereby amended by inserting after the existing data for Lease Year 3 following the subject "Annual Base Rent" the language "and, effective on the Expansion Premises Commencement Date, $15.00 for the Expansion Premises".

7. Section 1.1 is amended by inserting after the existing data for Lease Years 4, 5 and 6 following the subject "Annual Base Rent" the language, "and $15.00 for the Expansion Premises".


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8. Section 1.1 of the Lease is hereby amended by inserting the following additional data after the existing data following the subject "Annual Rent" for each Lease Years 3, 4, 5 and 6:

     ,and (c)with respect to the Expansion Premises, $15.00 Annual Base Rent (p.r.s.f.) + $9.50 Annual Estimated Operating Costs (p.r.s.f.) + $0.85 Annual Estimated Electrical Cost to Tenant Space (p.r.s.f.) = $25.35 (p.r.s.f.) X Rentable Floor Area of the Expansion Premises - Annual Rent for the Expansion Premises.

9. Page A-7 attached hereto is hereby attached to the Lease as page A-7 to the Lease.

10. Exhibit G to the Lease is hereby amended by adding the following information in such a chart in the corresponding columns:

    Upon Occupancy of:             Blue Lot       Red Lot
    ------------------             --------       -------
    Expansion Premises                8              16

11. Tenant and Landlord represent and warrant to each other that they have dealt with no brokers in connection with this Second Amendment to Lease other than Spaulding and Slye Collier's Limited Partnership and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than Spaulding and Slye Collier's Limited Partnership in connection with this Second Amendment to Lease.

12. Except as set forth herein, the Lease shall remain unmodified and in full force and effect.

     EXECUTED as a sealed instrument as of the day and year first written above.


                                LANDLORD

                                CAMBRIDGEPARK ONE LIMITED PARTNERSHIP,
                                by its Agent, Spaulding and Slye Services
                                Limited Partnership

                                By:/s/ Peter A. Bailey
                                   --------------------------------------------
                                   Name: Peter A. Bailey
                                   Title: Vice President

                                TENANT

                                GENSYM CORPORATION

                                By: /s/ Stephen Gregorio
                                   --------------------------------------------
                                   Name: Stephen Gregorio
                                   Title: C.F.O & VP of Finance